                                                                     EXHIBIT 5

                               September 1, 2000

                                  [LETTERHEAD]

Board of Directors
Alpha Microsystems
2722 South Fairview Street
Santa Ana, California  92704

        Re: Registration Statement on Form S-8 of Alpha Microsystems With Respect to 1998 Stock Option and Award Plan, as amended

Gentlemen:

        We have acted as counsel in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, to register an additional 700,000 shares of Common Stock, no par value (the "Shares") (for an aggregate of 3,200,000 shares), of Alpha Microsystems, a California corporation (the "Company") which are (i) issuable upon the exercise of nonstatutory stock options, incentive stock options, stock appreciation rights, or limited stock appreciation rights under the Company's 1998 Stock Option and Award Plan, as amended (the "Plan"), and (ii) issuable and possibly subject to certain restrictions as restricted stock, deferred stock, or performance shares granted under the Plan.

        We have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of such corporate records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

        On the basis of the foregoing, and in reliance thereon and based on our consideration of such other matters of fact and questions of law as we have deemed relevant in the circumstances, we are of the opinion that, subject to compliance with applicable state securities and "Blue Sky" laws, the Shares will be, when issued in accordance with the terms and conditions of the Plan, validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8 covering the Shares.

                                     Very truly yours,

                                     /s/ ALLEN MATKINS LECK GAMBLE & MALLORY LLP



                                   EXHIBIT 5